As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

P3 HEALTH PARTNERS INC.
(Exact name of Registrant as specified in its charter)

Delaware	85-2992794
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
(Address of principal executive offices) (Zip code)

P3 Health Partners Inc. 2021 Incentive Award Plan
(Full title of the plan)

Leif Pedersen
Chief Financial Officer
2370 Corporate Circle, Suite 300
Henderson, NV 89074
(702) 910-3950
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
With copies to:
Charles K. Ruck
Wesley C. Holmes
Elisabeth M. Martin
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 9,155,835 shares of Class A common stock, par value $0.0001 per share, of P3 Health Partners Inc. (the “Registrant”) that became available for issuable pursuant to the Company’s 2021 Incentive Award Plan (the “2021 Plan”) for which a Registration Statement of the Company on Form S-8 (File No. 333-267966) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above referenced prior Registration Statement on Form S-8, including any amendments thereto, filed with the Securities and Exchange Commission, relating to the 2021 Plan are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 9, 2021).
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 12, 2024).
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	P3 Health Partners Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.12 to the registrant's Current Report on Form 8-K filed on December 9, 2021).
107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on March 31, 2025.

P3 HEALTH PARTNERS INC.

By:	/s/ Leif Pedersen
Name: Leif Pedersen
Title: Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Aric Coffman, M.D. and Leif Pedersen, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aric Coffman, M.D.	Chief Executive Officer	March 31, 2025
Aric Coffman, M.D.	(Principal Executive Officer)

/s/ Leif Pedersen	Chief Financial Officer	March 31, 2025
Leif Pedersen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark Thierer	Chairman of the Board of Directors	March 31, 2025
Mark Thierer

/s/ Sherif W. Abdou, M.D.	Director	March 31, 2025
Sherif W. Abdou, M.D.

/s/ Amir S. Bacchus, M.D.	Chief Medical Officer and Director	March 31, 2025
Amir S. Bacchus, M.D.

/s/ Gregory N. Kazarian	Director	March 31, 2025
Gregory N. Kazarian

/s/ Lawrence B. Leisure	Director	March 31, 2025
Lawrence B. Leisure

/s/ Jeffrey G. Park	Director	March 31, 2025
Jeffrey G. Park

/s/ Thomas E. Price, M.D.	Director	March 31, 2025
Thomas E. Price, M.D.

/s/ Mary A. Tolan	Director	March 31, 2025
Mary A. Tolan

/s/ Greg Wasson	Director	March 31, 2025
Greg Wasson